Exhibit 10.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (N°.333-114841) pertaining to the France Telecom Liquidity Plan for US Employees of Orange SA, on Form S-8 (N°.333-120669) pertaining to the France Telecom US Employee Shareholding – November 2004 Plan and on Form S-8 (N°.333-128198) pertaining to the France Telecom US Employee Shareholding – September 2005 Plan of our report dated June 25, 2007, with respect to the consolidated financial statements of France Telecom, France Telecom management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of France Telecom, included in its annual report (Form 20-F), for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG Audit

Represented by Christian Chiarasini

Paris - La Défense, France

June 25, 2007